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                                                               Exhibit 99(h)(2)



                                  AMENDMENT TO
                            MASTER SERVICES AGREEMENT


         AMENDMENT made as of the 30th day of September, 2005 between GIANT 5 FUNDS TRUST COMPANY (the "Trust"), a Delaware business trust having a principal place of business at 128 South Dejon Avenue, Suite 150, Colorado Springs, Colorado 80903 and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that certain Master Services Agreement dated September 30, 2005 by and between BISYS and the Trust (as in effect on the date hereof, the "Agreement").

        WHEREAS, pursuant to the Agreement, BISYS provides administration, fund accounting and transfer agency services for each of the investment portfolios of the Trust (collectively, the "Funds");

         WHEREAS, the Trust desires that as of September 30, 2005 (the "Effective Date") that BISYS Fund Services, Inc. ("BFI") becomes the non-bank trustee/custodian to the IRA Accounts of the Funds (as such term is defined in Section 2 below), and that BISYS provide certain retirement plan custodial services for the IRA Accounts of the Funds; and

         WHEREAS, BISYS is willing to perform the services enumerated in this Amendment on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and BISYS hereby agree as follows:

         1. RETENTION OF BISYS.

         The Trust hereby appoints BISYS Fund Services, Inc. ("BFI"), an affiliate of BISYS, as the non-bank trustee/custodian to the IRA Accounts of the Funds, and retains BISYS to provide the non-bank trustee/custodian services as set forth in Section 2 below, with such appointment and retention to be effective as of the Effective Date. BISYS and the Trust hereby agree that commencing on the Effective Date, BISYS will perform such services upon the terms set forth in the Agreement, as modified by this Amendment, including the Schedule hereto.

         2. TRUSTEE/CUSTODIAN SERVICES.

         (i) BFI has obtained a non-bank Trustee/Custodian Notice of Approval letter from the Treasury Department, Internal Revenue Service, dated December 31, 2003. BFI, together with BISYS, has the knowledge and capabilities to act as a passive non-bank trustee/custodian of Traditional IRA, Roth IRA, Coverdell Education Savings, SIMPLE IRA, and 403(b)(7) accounts offered by the Funds for which BISYS acts as transfer agent (collectively,

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"IRA Accounts"). BISYS has the knowledge and capabilities to perform the services undertaken by BISYS under Schedule A to this Amendment.

         (ii) BISYS agrees that effective as of the Effective Date, BFI shall act as a non-bank trustee/custodian for the IRA Accounts, and BISYS shall perform the services undertaken by BISYS under Schedule A attached hereto, but only so long as (x) BISYS continues to act as transfer agent to the Funds and retains all legal qualifications to act as such, (y) BFI retains all legal qualifications to act as non-bank trustee/custodian, and (z) BFI has not resigned as non-bank trustee/custodian to the IRA Accounts after transmitting written notice of resignation as non-bank trustee/custodian to the IRA Account Holders in accordance with all IRA Account plan agreements. In its capacity as non-bank trustee/custodian, BFI will act only as a passive non-bank trustee (within the meaning of Section 1.408-2(e)(6)(i)(A) of the IRS regulations), and neither BISYS nor BFI will have any discretion to direct investments within any of the IRA Accounts.

         (iii) In the event that BFI ceases to act as non-bank trustee/custodian, whether due to loss of legal qualifications or otherwise, but BISYS continues to act as transfer agent, in which event it performs sub-custodial services on behalf of another qualified retirement custodian, BISYS shall no longer be entitled to the entire share of the Custodial Fees (as hereinafter defined and set forth in Section 3 below), but shall be entitled to a proportionate share of the Custodial Fees taking into account the period of time during such year that BFI was the non-bank trustee/custodian for the IRA Accounts and further taking into account the services (for which the parties acknowledge an appropriate allocation of a minimum of $13.00 per IRA Account (whether open or closed, and for all plan or account types)) that BISYS continues to perform with respect to the IRA Accounts pursuant to Schedule A hereto.

         (iv) In the event that BFI ceases to act as non-bank trustee/custodian whether due to loss of legal qualifications or otherwise, and BISYS ceases to act as transfer agent, BISYS shall be entitled to a proportionate share of the Custodial Fees based on the portion of the year for which BFI and BISYS provide trustee/custodian and transfer agent services, respectively.

         (v) BISYS and BFI shall have the right to review and comment upon the plan agreements and other documentation relating to or affecting its services hereunder, and shall have no liability for any modifications made thereto without their express written consent. BISYS and BFI may rely upon the most recent versions of the plan agreement and such other documentation provided to them, and shall render services hereunder in a manner consistent with the terms of such plan agreement and such other documentation.

         (vi) In relation to the IRA Accounts, BISYS will perform the functions described in Schedule A hereto, subject to the terms of the Agreement and this Amendment.

         3. FEES FOR TRUSTEE/CUSTODIAN SERVICES.

         Commencing with the Effective Date, as compensation for service as non-bank trustee/custodian and for providing the services set forth in Schedule A hereto, BISYS and BFI shall collect and retain (in December of each year or earlier, if collected due to the closing of an


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IRA Account or by reason of a holder of an IRA Account making an earlier payment) from the IRA Accounts, all of the custodial fees ($15.00 per social security number per year) (the "Custodial Fees") payable pursuant to the IRA Account plan agreements and documentation. It is understood and agreed that in the event any custodial fees payable by a holder of an IRA Account are waived by the Trust or the Trust's adviser, such waiver shall not reduce the amount of the Custodial Fees due to BISYS, and instead shall be payable by the Trust or its adviser, as the case may be.

         4. ADDITIONAL AMENDMENTS TO THE AGREEMENT.

         (i) The Trust and BISYS hereby agree that the following references to "BISYS" in the Agreement shall be deemed to refer to both "BISYS" and "BFI", as the case may be:

                  (a) All references to "BISYS" in Sections 6, 7, and 8 of the Agreement; and

                  (b) All references to "BISYS" in the first four paragraphs of Section 9 and the first paragraph of
                           Section 10 of the Agreement. In addition, the Trust and BISYS agree that the Trust's obligation to indemnify BISYS and BFI pursuant to Section 10 shall also include any Losses (as such term is defined therein) resulting directly and proximately from BFI's appointment as non-bank trustee/custodian.

         (ii) The Trust agrees that it will provide BISYS and BFI with the Funds' Declaration of Trust and any amendments thereto, the Funds' prospectuses and all other forms commonly used with regard to transactions with holders of the IRA Accounts (including, without limitation, the Custodial Plan Agreement (the "Plan Agreement")), a copy of the resolutions of the Board of Trustees of the Trust regarding the approval of this Amendment, the appointment of BFI as non-bank trustee and custodian, and the authorization of a specified officer to execute this Amendment (the foregoing hereinafter referred to collectively as the "Fund Provided Documentation"). The Trust agrees that it will provide BISYS and BFI with advance notice of any amendments to the Fund Provided Documentation and that BISYS and BFI will not be responsible for changing or conforming any of their services to any such amendments until the affected party has reviewed and accepted responsibility for the relevant changes in services, which it may reject in its sole and absolute discretion. BISYS and BFI may rely on any amendments to or changes in any of the Fund Provided Documentation, and the indemnification provisions in the Agreement shall be applicable to the relevant party's reasonable reliance upon such amendments and/or changes. Although each of BISYS and BFI and is authorized to rely on the above-mentioned amendments to and changes in the Fund Provided Documentation, in the event the same relate to BFI's designation as non-bank trustee and custodian and/or the services provided by BISYS or BFI under this Amendment, the relevant party shall have no liability for failure to comply with or take any action in conformity with such amendments or changes except as agreed upon in writing.



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         (iii) Nonpublic personal financial information relating to consumers or customers of BISYS, BFI or the Trust provided by, or at the direction of the Trust to BISYS or BFI, or collected or retained by BISYS or BFI in the course of performing their respective duties with respect to the Accounts, shall be considered confidential information. Neither BISYS nor BFI, shall give, sell or in any way transfer such confidential information to any person or entity, other than to affiliates of BISYS or BFI except at the direction of the Trust or as required or permitted by law. BISYS shall have in place and shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of BISYS, BFI or the Trust. The Trust represents to BISYS and BFI that it has adopted a Statement of its privacy policies and practices and agrees to provide BISYS and BFI with a copy of that statement annually.

         (iv) NOTWITHSTANDING ANYTHING IN THIS AMENDMENT OR THE AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE TRUST BISYS OR BFI, OR THEIR RESPECTIVE AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES OR PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORSEEABLE OR WHETHER ANY OF THE PARTIES OR ANY ENTITIY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         5. REPRESENTATIONS.

         (i) The Trust represents that it has full power and authority to enter into and perform this Amendment; that it will promptly notify BISYS in the event that the Trust is for any reason unable to perform any of its obligations under this Amendment; that this Amendment has been presented to the Board of Trustees for the Funds and has been approved by such Board of Trustees; and that BISYS has been presented with a copy of the resolution approving same.

         (ii) BISYS represents that it has full power and authority to enter into and perform this Amendment. BISYS further represents that it will promptly notify the Trust in the event that BISYS is for any reason unable to perform any of its obligations pursuant to this Amendment.

         (iii) EXCEPT AS EXPRESSLY PROVIDED IN THIS AMENDMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS AND BFI ARE COMPLETELY DISCLAIMED.



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         6. MISCELLANEOUS.

         (i) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

         (ii) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

         (iii) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

         (iv) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.




                                    * * * * *



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                            GIANT 5 FUNDS TRUST COMPANY

                                            By:
                                                -----------------------------

                                            Title:
                                                   --------------------------





                                            BISYS FUND SERVICES OHIO, INC.

                                            By:
                                                -----------------------------

                                            Title:
                                                   --------------------------


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          SCHEDULE A TO THE AMENDMENT TO THE TRANSFER AGENCY AGREEMENT
                    BETWEEN GIANT 5 FUNDS TRUST COMPANY, AND
                         BISYS FUND SERVICES OHIO, INC.

                   ADDITIONAL SERVICES RELATED TO IRA ACCOUNTS

BFI will act as the IRA custodian for the Funds' IRA Accounts, and BISYS will perform the additional recordkeeping and administrative functions listed below with respect to those accounts (in addition to any applicable services already set forth in the Agreement).

     1. Perform good order review by ERISA guidelines of documents required to open new retirement accounts for fund shareholders. This includes obtaining an executed retirement application by both the shareholder and the custodian.

     2. Perform good order review by ERISA guidelines and process transfers specific to retirement accounts. These include transfers from prior custodian or to successor custodians, direct rollovers from qualified plans, and Roth conversions. This includes obtaining acceptance by an authorized delegate of the successor custodian.

     3. Perform annual population extraction, notification, ERISA good order review, and processing of required mandatory distributions for shareholders aged 70 1/2 or older.

     4. Record the names of beneficiaries identified by the holder of the IRA Account (the "Account Holder").

     5. Calculate distributions, withdrawals, required withholding and other payments to Account Holders.

     6.   Process contributions and distributions for Account Holders.

     7. Collect close-out and/or custodial fees when retirement plan assets are fully liquidated from accounts and disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement language.

     8. Collect custodial fees from Account Holders who elect prepayment and disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement language.

     9. Coordinate and execute the annual IRA custodial fee event to collect fees from active retirement plan Account Holders via asset liquidation. Disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement language.

     10. Retain all ERISA required Account Holder documents in original form. These documents will include IRS Form 5303-A, Forms 5305-A, -RA, - EA, -SA, -SEP, and 403(b)(7) plan agreements.

     11. Tracking, production, and filing to Account Holders and government entities of federal and state tax forms specific to retirement plan accounts (i.e. Forms 1099-R and 5498).

     12.  Complete annual W4P federal withholding solicitation.

     13. Maintain Form W-4P elections for federal and state withholding on retirement plan distributions for each retirement plan shareholder and perform withholding accordingly.

     14. Respond to Account Holder written and verbal operational inquiries related to their retirement accounts.




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